SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT: September 22, 2005

(Date of earliest event reported)

OVERSEAS PARTNERS LTD.

(Exact name of registrant as specified in its charter)

Islands of Bermuda	0-11538	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification No.)

Cumberland House, One Victoria Street, Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-0788

Not Applicable

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Disposition of Assets

On September 22, 2005, Overseas Partners Ltd. (“OPL”) completed the sale of 100% of the outstanding shares of its wholly owned subsidiary, Overseas Partners Re Ltd. (“OP Re”) to Catalina Holdings Ltd. (“Catalina”). The purchase price of $170.5 million has been paid in cash. OPL’s loss on sale is approximately $27 million. At June 30, 2005, OP Re had total assets of $363 million and gross loss reserves of $141 million.

Catalina is a Bermuda company and was established by Chris Fagan and Marwyn Capital with the acquisition funding provided by Nikko Principal Investments Limited and RBS Equity Finance and senior debt facilities provided by Barclays Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, hereunto duly authorized.

Date: September 22, 2005	OVERSEAS PARTNERS LTD.
(Registrant)

	By:	/s/ Mark R. Bridges
Mark R. Bridges
President and Chief Executive Officer